Exhibit 99.1

E*TRADE Financial Corporation Announces Second Quarter 2012 Results

NEW YORK--(BUSINESS WIRE)--July 19, 2012--E*TRADE Financial Corporation (NASDAQ: ETFC):

Second Quarter Results

  Net income of $40 million, or $0.14 per share on total net revenue of $452 million
  Other expenses included a pre-tax benefit of $7 million, or $0.01 per share(1), primarily related to the Company’s reserve established in 2011 to purchase auction rate securities (ARS)
  Provision for loan losses of $67 million
  Daily Average Revenue Trades (DARTs) of 139,000
  Net new brokerage accounts of 46,000, representing year-to-date net new accounts of 92,000, for 6.6% annualized growth
  Net new brokerage assets of $2.2 billion, representing year-to-date net new assets of $6.2 billion, for 8.5% annualized growth(2)

E*TRADE Financial Corporation (NASDAQ: ETFC) today announced results for its second quarter ended June 30, 2012, reporting net income of $40 million, or $0.14 per share. This compares with net income of $63 million, or $0.22 per share in the prior quarter, and net income of $47 million, or $0.16 per share in the second quarter of 2011. The Company reported total net revenue of $452 million for the second quarter of 2012, compared with $489 million in the prior quarter and $518 million in the second quarter of 2011.

“The second quarter was another significant step forward for E*TRADE as we continued our momentum in growing the brokerage franchise and in reducing our legacy credit exposure” said Steven Freiberg, Chief Executive Officer. “Our growth in accounts and assets is on track to exceed last year’s results, and our credit costs are at a five year low. While we are encouraged by this performance, we continue to face a challenging macro-economic environment with low levels of retail investor engagement. Accordingly, we are increasing our focus on strategic cost management, deleveraging, and risk reduction to provide a solid basis for earnings and capital efficiency.”

E*TRADE reported DARTs of 139,000 during the quarter, a decrease of 12 percent from the prior quarter and a decrease of six percent versus the same quarter a year ago.

At quarter end, the Company reported 4.4 million customer accounts, which included 2.9 million brokerage accounts. Net new brokerage accounts were 46,000 during the quarter compared with 46,000 in the prior quarter and 25,000 in the second quarter of 2011.

The Company ended the quarter with $193 billion in total customer assets, compared with $202 billion at the end of the first quarter and $186 billion from the year-ago period.

During the quarter, customers added $2.2 billion in net new brokerage assets. Brokerage related cash decreased by $1.8 billion to $29.2 billion during the period, as customers were net buyers of approximately $3.9 billion of securities. Margin receivables averaged $5.6 billion in the quarter, up 14 percent sequentially and down two percent year over year, ending the quarter at $5.8 billion.

Net operating interest income for the second quarter was $279 million, down from $285 million in the prior quarter and $315 million a year ago. Second quarter results reflected a net interest spread of 2.44 percent on average interest-earning assets of $44.8 billion, compared with a net interest spread of 2.49 percent on average interest-earning assets of $44.9 billion in the prior quarter.

Commissions, fees and service charges, principal transactions, and other revenue in the second quarter were $154 million, compared with $173 million in the prior quarter and $174 million in the second quarter of 2011. Average commission per trade for the quarter was $10.68, compared to $11.04 in the prior quarter, and $11.14 in the second quarter of 2011.

Total net revenue in the quarter also included $19 million of net gains on loans and securities, including a net impairment of $5 million, compared with $31 million in the prior quarter, including a net impairment of $4 million.

Total operating expenses for the quarter decreased $25 million sequentially to $281 million due to seasonally higher advertising and compensation expenses incurred during the first quarter. Other expenses included legal settlements and other reserves of $3.1 million, as well as a $10.2 million benefit related to a reduction of the Company’s reserve resulting from the completion of an offer to purchase auction rate securities from eligible holders which expired on May 15, 2012. Over the course of the program, the Company has purchased and subsequently liquidated approximately $145 million in auction rate securities from approximately 1,000 customers. With the completion of the offer to purchase, the Company does not believe it has any remaining material exposure related to auction rate securities.

The Company’s loan portfolio ended the quarter at $11.8 billion, contracting $624 million from the prior quarter, primarily related to $503 million of paydowns. Second quarter provision for loan losses decreased $5 million from the prior quarter to $67 million.

Net charge-offs in the quarter were $121 million, a decrease of $195 million from the prior quarter. Approximately half of the prior quarter’s charge-offs related to aligning certain loan modification policies and procedures with the guidance of the Company’s new primary banking regulator. The allowance for loan losses at quarter-end was $526 million, down $53 million from the previous quarter.

For the Company’s entire loan portfolio, special mention delinquencies decreased seven percent sequentially, and total at-risk delinquencies declined six percent. As compared to the year-ago period, special mention delinquencies declined 24 percent and total at-risk delinquencies declined 28 percent.

As of June 30, 2012, the Company reported a consolidated Tier 1 common ratio of 10.2 percent(3), up from 9.4 percent in the prior period and 8.4 percent at the end of the second quarter of 2011. E*TRADE Bank ended the quarter with Tier 1 leverage(4) and total risk-based capital ratios of 7.9 percent and 18.0 percent, compared with 7.3 percent and 17.0 percent, respectively, at the end of the prior period and 7.9 percent and 16.2 percent, respectively, in the year-ago period.

Historical metrics and financials can be found on the E*TRADE Financial Investor Relations website at investor.etrade.com.

The Company will host a conference call to discuss the results beginning at 5:00 p.m. EDT today. This conference call will be available to domestic participants by dialing 888-657-8143 and 973-935-8153 for international participants. The conference ID number is 97859078. A live audio webcast and replay of this conference call will also be available at investor.etrade.com.

About E*TRADE Financial

The E*TRADE Financial family of companies provides financial services including online brokerage and related banking products and services to retail investors. Specific business segments include Trading and Investing and Balance Sheet Management. Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries and affiliates. More information is available at www.etrade.com. ETFC-E

Important Notices

E*TRADE Financial, E*TRADE and the E*TRADE logo are trademarks or registered trademarks of E*TRADE Financial Corporation.

Forward-Looking Statements: The statements contained in this news release that are forward looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, potential changes in market activity, anticipated changes in the rate of new customer acquisition and in rate of net acquisition of brokerage accounts and assets, macro trends of the economy in general and the residential real estate market, instability in the consumer credit markets and credit trends, potential changes in liability relating to auction rate securities, increased mortgage loan delinquency and default rates, portfolio growth, portfolio seasoning and resolution through collections, sales or charge-offs, the uncertainty surrounding the foreclosure process, and the potential negative regulatory consequences resulting from the implementation of financial regulatory reform as well as from actions by or potentially more restrictive policies or interpretations of the Federal Reserve and the Office of the Comptroller of the Currency or other regulators. Further information about these risks and uncertainties can be found in the annual, quarterly, and current reports on Form 10-K, Form 10-Q, and Form 8-K previously filed by E*TRADE Financial Corporation with the Securities and Exchange Commission (including information in these reports under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information.

© 2012 E*TRADE Financial Corporation. All rights reserved.

Financial Statements
E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Revenue:
Operating interest income	$354,520	$394,653	$716,781	$782,119
Operating interest expense	(75,415)	(79,232)	(152,824)	(156,996)
Net operating interest income	279,105	315,421	563,957	625,123
Commissions	93,313	103,850	200,744	228,283
Fees and service charges	29,063	36,608	61,061	73,853
Principal transactions	21,239	23,756	45,385	53,332
Gains on loans and securities, net	24,685	31,011	59,591	63,345
Net impairment	(5,269)	(2,884)	(8,801)	(8,946)
Other revenues	10,272	9,857	19,868	19,324
Total non-interest income	173,303	202,198	377,848	429,191
Total net revenue	452,408	517,619	941,805	1,054,314
Provision for loan losses	67,261	103,136	139,208	219,194
Operating expense:
Compensation and benefits	85,549	80,518	177,827	164,521
Clearing and servicing	32,837	39,192	67,392	78,347
Advertising and market development	36,567	37,019	84,155	81,384
FDIC insurance premiums	27,195	24,031	55,557	44,598
Professional services	19,934	21,492	40,269	44,960
Occupancy and equipment	18,244	17,163	36,098	33,977
Communications	18,358	17,227	37,478	32,782
Depreciation and amortization	23,104	22,724	45,343	44,771
Amortization of other intangibles	6,295	6,537	12,591	13,075
Facility restructuring and other exit activities	1,589	2,046	1,165	5,598
Other operating expenses	11,783	22,969	29,819	44,919
Total operating expense	281,455	290,918	587,694	588,932
Income before other income (expense) and income tax expense	103,692	123,565	214,903	246,188
Other income (expense):
Corporate interest income	20	63	34	679
Corporate interest expense	(45,285)	(44,824)	(90,410)	(88,101)
Gains (losses) on sales of investments, net	-	38	(1)	38
Gains on early extinguishment of debt	-	3,091	-	3,091
Equity in income (loss) of investments and venture funds	2,113	675	2,008	(323)
Total other income (expense)	(43,152)	(40,957)	(88,369)	(84,616)
Income before income tax expense	60,540	82,608	126,534	161,572
Income tax expense	21,030	35,490	24,433	69,221
Net income	$39,510	$47,118	$102,101	$92,351

Basic earnings per share	$0.14	$0.18	$0.36	$0.37
Diluted earnings per share	$0.14	$0.16	$0.35	$0.32
Shares used in computation of per share data:
Basic	285,645	269,119	285,561	249,817
Diluted	290,044	289,643	290,184	289,725

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2012	2012	2011
Revenue:
Operating interest income	$354,520	$362,261	$394,653
Operating interest expense	(75,415)	(77,409)	(79,232)
Net operating interest income	279,105	284,852	315,421
Commissions	93,313	107,431	103,850
Fees and service charges	29,063	31,998	36,608
Principal transactions	21,239	24,146	23,756
Gains on loans and securities, net	24,685	34,906	31,011
Net impairment	(5,269)	(3,532)	(2,884)
Other revenues	10,272	9,596	9,857
Total non-interest income	173,303	204,545	202,198
Total net revenue	452,408	489,397	517,619
Provision for loan losses	67,261	71,947	103,136
Operating expense:
Compensation and benefits	85,549	92,278	80,518
Clearing and servicing	32,837	34,555	39,192
Advertising and market development	36,567	47,588	37,019
FDIC insurance premiums	27,195	28,362	24,031
Professional services	19,934	20,335	21,492
Occupancy and equipment	18,244	17,854	17,163
Communications	18,358	19,120	17,227
Depreciation and amortization	23,104	22,239	22,724
Amortization of other intangibles	6,295	6,296	6,537
Facility restructuring and other exit activities	1,589	(424)	2,046
Other operating expenses	11,783	18,036	22,969
Total operating expense	281,455	306,239	290,918
Income before other income (expense) and income tax expense	103,692	111,211	123,565
Other income (expense):
Corporate interest income	20	14	63
Corporate interest expense	(45,285)	(45,125)	(44,824)
Gains (losses) on sales of investments, net	-	(1)	38
Gains on early extinguishment of debt	-	-	3,091
Equity in income (loss) of investments and venture funds	2,113	(105)	675
Total other income (expense)	(43,152)	(45,217)	(40,957)
Income before income tax expense	60,540	65,994	82,608
Income tax expense	21,030	3,403	35,490
Net income	$39,510	$62,591	$47,118

Basic earnings per share	$0.14	$0.22	$0.18
Diluted earnings per share	$0.14	$0.22	$0.16
Shares used in computation of per share data:
Basic	285,645	285,478	269,119
Diluted	290,044	290,017	289,643

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheet
(In thousands, except share data)
(Unaudited)

	June 30,	March 31,	December 31,
	2012	2012	2011
ASSETS
Cash and equivalents	$1,378,454	$2,018,438	$2,099,839
Cash required to be segregated under federal or other regulations	761,485	1,411,678	1,275,587
Trading securities	60,081	58,830	54,372
Available-for-sale securities	16,152,748	17,496,733	15,651,493
Held-to-maturity securities	8,433,682	7,640,118	6,079,512
Margin receivables	5,804,350	5,285,791	4,826,256
Loans receivable, net	11,225,848	11,796,468	12,332,807
Investment in FHLB stock	131,478	140,330	140,183
Property and equipment, net	297,344	298,425	299,693
Goodwill	1,934,232	1,934,232	1,934,232
Other intangibles, net	273,213	279,509	285,805
Other assets	2,702,915	2,931,192	2,960,673
Total assets	$49,155,830	$51,291,744	$47,940,452

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$27,911,100	$29,581,388	$26,459,985
Securities sold under agreements to repurchase	4,717,656	5,022,253	5,015,499
Customer payables	5,128,653	5,706,213	5,590,858
FHLB advances and other borrowings	2,741,383	2,732,900	2,736,935
Corporate debt	1,501,278	1,497,376	1,493,552
Other liabilities	2,076,151	1,715,713	1,715,673
Total liabilities	44,076,221	46,255,843	43,012,502

Shareholders' equity:
Common stock, $0.01 par value, shares authorized: 400,000,000 at
June 30, 2012, March 31, 2012 and December 31, 2011, shares issued and outstanding: 285,740,705 at June 30, 2012, 285,676,131 at March 31, 2012
and 285,368,075 at December 31, 2011	2,857	2,857	2,854
Additional paid-in-capital	7,310,487	7,307,207	7,306,862
Accumulated deficit	(1,893,036)	(1,932,546)	(1,995,137)
Accumulated other comprehensive loss	(340,699)	(341,617)	(386,629)
Total shareholders' equity	5,079,609	5,035,901	4,927,950
Total liabilities and shareholders' equity	$49,155,830	$51,291,744	$47,940,452

Segment Reporting

	Three Months Ended June 30, 2012
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(5)	Total
	(In thousands)
Revenue:
Operating interest income	$174,368	$284,682	$3	$(104,533)	$354,520
Operating interest expense	(9,165)	(170,783)	-	104,533	(75,415)
Net operating interest income	165,203	113,899	3	-	279,105
Commissions	93,313	-	-	-	93,313
Fees and service charges	28,395	668	-	-	29,063
Principal transactions	21,239	-	-	-	21,239
Gains (losses) on loans and securities, net	(114)	24,799	-	-	24,685
Net impairment	-	(5,269)	-	-	(5,269)
Other revenues	8,887	1,385	-	-	10,272
Total non-interest income	151,720	21,583	-	-	173,303
Total net revenue	316,923	135,482	3	-	452,408
Provision for loan losses	-	67,261	-	-	67,261
Operating expense:
Compensation and benefits	64,973	4,156	16,420	-	85,549
Clearing and servicing	16,327	16,510	-	-	32,837
Advertising and market development	36,529	38	-	-	36,567
FDIC insurance premiums	-	27,195	-	-	27,195
Professional services	10,632	1,307	7,995	-	19,934
Occupancy and equipment	16,502	452	1,290	-	18,244
Communications	17,570	356	432	-	18,358
Depreciation and amortization	18,984	159	3,961	-	23,104
Amortization of other intangibles	6,295	-	-	-	6,295
Facility restructuring and other exit activities	-	-	1,589	-	1,589
Other operating expenses	297	6,435	5,051	-	11,783
Total operating expense	188,109	56,608	36,738	-	281,455

Segment income (loss) before other income (expense)	128,814	11,613	(36,735)	-	103,692
Other income (expense):
Corporate interest income	-	-	20	-	20
Corporate interest expense	-	-	(45,285)	-	(45,285)
Equity in income of investments and venture funds	-	-	2,113	-	2,113
Total other income (expense)	-	-	(43,152)	-	(43,152)
Segment income (loss)	$128,814	$11,613	$(79,887)	$-	$60,540

	Three Months Ended March 31, 2012
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(5)	Total
	(In thousands)
Revenue:
Operating interest income	$181,250	$299,816	$1	$(118,806)	$362,261
Operating interest expense	(10,802)	(185,413)	-	118,806	(77,409)
Net operating interest income	170,448	114,403	1	-	284,852
Commissions	107,431	-	-	-	107,431
Fees and service charges	30,965	1,033	-	-	31,998
Principal transactions	24,146	-	-	-	24,146
Gains (losses) on loans and securities, net	(88)	35,007	(13)	-	34,906
Net impairment	-	(3,532)	-	-	(3,532)
Other revenues	7,935	1,661	-	-	9,596
Total non-interest income	170,389	34,169	(13)	-	204,545
Total net revenue	340,837	148,572	(12)	-	489,397
Provision for loan losses	-	71,947	-	-	71,947
Operating expense:
Compensation and benefits	69,200	4,731	18,347	-	92,278
Clearing and servicing	18,263	16,292	-	-	34,555
Advertising and market development	47,374	214	-	-	47,588
FDIC insurance premiums	-	28,362	-	-	28,362
Professional services	10,358	2,717	7,260	-	20,335
Occupancy and equipment	16,416	539	899	-	17,854
Communications	18,346	351	423	-	19,120
Depreciation and amortization	17,741	175	4,323	-	22,239
Amortization of other intangibles	6,296	-	-	-	6,296
Facility restructuring and other exit activities	-	-	(424)	-	(424)
Other operating expenses	7,547	5,214	5,275	-	18,036
Total operating expense	211,541	58,595	36,103	-	306,239

Segment income (loss) before other income (expense)	129,296	18,030	(36,115)	-	111,211
Other income (expense):
Corporate interest income	-	-	14	-	14
Corporate interest expense	-	-	(45,125)	-	(45,125)
Losses on sale of investments, net	-	-	(1)	-	(1)
Equity in loss of investments and venture funds	-	-	(105)	-	(105)
Total other income (expense)	-	-	(45,217)	-	(45,217)
Segment income (loss)	$129,296	$18,030	$(81,332)	$-	$65,994

	Three Months Ended June 30, 2011
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(5)	Total
	(In thousands)
Revenue:
Operating interest income	$205,372	$321,813	$6	$(132,538)	$394,653
Operating interest expense	(13,620)	(198,150)	-	132,538	(79,232)
Net operating interest income	191,752	123,663	6	-	315,421
Commissions	103,850	-	-	-	103,850
Fees and service charges	35,809	799	-	-	36,608
Principal transactions	23,756	-	-	-	23,756
Gains (losses) on loans and securities, net	(337)	31,391	(43)	-	31,011
Net impairment	-	(2,884)	-	-	(2,884)
Other revenues	8,050	1,807	-	-	9,857
Total non-interest income	171,128	31,113	(43)	-	202,198
Total net revenue	362,880	154,776	(37)	-	517,619
Provision for loan losses	-	103,136	-	-	103,136
Operating expense:
Compensation and benefits	58,968	4,204	17,346	-	80,518
Clearing and servicing	19,398	19,794	-	-	39,192
Advertising and market development	37,019	-	-	-	37,019
FDIC insurance premiums	-	24,031	-	-	24,031
Professional services	12,181	1,336	7,975	-	21,492
Occupancy and equipment	15,650	716	797	-	17,163
Communications	16,550	300	377	-	17,227
Depreciation and amortization	17,692	351	4,681	-	22,724
Amortization of other intangibles	6,537	-	-	-	6,537
Facility restructuring and other exit activities	-	-	2,046	-	2,046
Other operating expenses	8,599	7,533	6,837	-	22,969
Total operating expense	192,594	58,265	40,059	-	290,918

Segment income (loss) before other income (expense)	170,286	(6,625)	(40,096)	-	123,565
Other income (expense):
Corporate interest income	-	-	63	-	63
Corporate interest expense	-	-	(44,824)	-	(44,824)
Gains on sale of investments, net	-	-	38	-	38
Gains on early extinguishment of debt	-	-	3,091	-	3,091
Equity in income of investments and venture funds	-	-	675	-	675
Total other income (expense)	-	-	(40,957)	-	(40,957)
Segment income (loss)	$170,286	$(6,625)	$(81,053)	$-	$82,608

Key Performance Metrics(6)

Corporate Metrics	Qtr ended 6/30/12	Qtr ended 3/31/12	Qtr ended 6/30/12 vs. 3/31/12	Qtr ended 6/30/11	Qtr ended 6/30/12 vs. 6/30/11

Operating margin %(7)
Consolidated	23%	23%	0%	24%	(1)%
Trading and Investing	41%	38%	3%	47%	(6)%
Balance Sheet Management	9%	12%	(3)%	N.M.	N.M.

Employees	3,104	3,162	(2)%	3,024	3%
Consultants and other	110	136	(19)%	214	(49)%
Total headcount	3,214	3,298	(3)%	3,238	(1)%

Book value per share	$17.78	$17.63	1%	$17.20	3%
Tangible book value per share(8)	$11.08	$10.87	2%	$10.08	10%

Corporate cash ($MM)	$436.5	$483.8	(10)%	$423.7	3%

Enterprise net interest spread (basis points)(9)	244	249	(2)%	289	(16)%
Enterprise interest-earning assets, average ($MM)	$44,770	$44,890	0%	$42,908	4%

Earnings before interest, taxes, depreciation & amortization ("EBITDA") ($MM)
Net income	$39.5	$62.6	(37)%	$47.1	(16)%
Income tax expense	21.0	3.4	N.M.	35.5	N.M.
Depreciation & amortization	29.4	28.6	3%	29.3	0%
Corporate interest expense	45.3	45.1	0%	44.8	1%
EBITDA	$135.2	$139.7	(3)%	$156.7	(14)%

Interest coverage(10)	3.0	3.1	N.M.	3.5	N.M.

Bank earnings before taxes and before credit losses ($MM)(11)	$153.9	$153.6	0%	$216.2	(29)%

Trading and Investing Metrics

Trading days	63.0	62.0	N.M.	63.0	N.M.

DARTs	138,653	156,988	(12)%	147,908	(6)%

Total trades (MM)	8.7	9.7	(10)%	9.3	(6)%
Average commission per trade	$10.68	$11.04	(3)%	$11.14	(4)%

End of period margin receivables ($B)	$5.8	$5.3	9%	$5.7	2%
Average margin receivables ($B)	$5.6	$4.9	14%	$5.7	(2)%

Gross new brokerage accounts	104,659	106,418	(2)%	97,888	7%
Gross new stock plan accounts	52,173	61,234	(15)%	45,658	14%
Gross new banking accounts	4,328	4,978	(13)%	5,366	(19)%
Closed accounts	(102,587)	(123,142)	N.M.	(152,122)	N.M.
Net new accounts	58,573	49,488	N.M.	(3,210)	N.M.

Net new brokerage accounts	45,599	45,994	N.M.	24,950	N.M.
Net new stock plan accounts	22,899	10,989	N.M.	(14,059)	N.M.
Net new banking accounts	(9,925)	(7,495)	N.M.	(14,101)	N.M.
Net new accounts	58,573	49,488	N.M.	(3,210)	N.M.

End of period brokerage accounts	2,874,605	2,829,006	2%	2,759,773	4%
End of period stock plan accounts	1,104,302	1,081,403	2%	1,054,046	5%
End of period banking accounts	446,148	456,073	(2)%	484,567	(8)%
End of period total accounts	4,425,055	4,366,482	1%	4,298,386	3%

Annualized brokerage account attrition rate(12)	8.4%	8.7%	N.M.	10.7%	N.M.

Customer Assets ($B)
Security holdings	$134.9	$138.3	(2)%	$127.4	6%
Customer payables (cash)	5.1	5.7	(11)%	5.3	(4)%
Customer cash balances held by third parties	3.6	3.7	(3)%	3.4	6%
Unexercised stock plan customer options (vested)	21.0	24.6	(15)%	23.5	(11)%
Customer assets in brokerage and stock plan accounts	164.6	172.3	(4)%	159.6	3%
Sweep deposits	20.5	21.6	(5)%	17.6	16%
Savings, transaction and other	7.4	8.0	(8)%	8.4	(12)%
Customer assets in banking accounts	27.9	29.6	(6)%	26.0	7%
Total customer assets	$192.5	$201.9	(5)%	$185.6	4%

Net new brokerage assets ($B)(13)	$2.2	$4.0	N.M.	$1.5	N.M.
Net new banking assets ($B)(13)	(0.5)	0.1	N.M.	(0.4)	N.M.
Net new customer assets ($B)(13)	$1.7	$4.1	N.M.	$1.1	N.M.

Brokerage related cash ($B)	$29.2	$31.0	(6)%	$26.3	11%
Other customer cash and deposits ($B)	7.4	8.0	(8)%	8.4	(12)%
Total customer cash and deposits ($B)	$36.6	$39.0	(6)%	$34.7	5%

Unexercised stock plan customer options (unvested) ($B)	$43.5	$47.5	(8)%	$42.8	2%

Customer net purchase activity ($B)	$(3.9)	$(0.1)	N.M.	$(0.2)	N.M.

Market Making
Equity shares traded (MM)	101,415	108,613	(7)%	151,699	(33)%
Average revenue capture per 1,000 equity shares	$0.206	$0.220	(6)%	$0.154	34%
% of Bulletin Board equity shares to total equity shares	93.6%	93.3%	0%	95.7%	(2)%

Balance Sheet Management Metrics

Loans receivable ($MM)
Average loans receivable	$12,310	$12,958	(5)%	$15,026	(18)%
Ending loans receivable, net	$11,226	$11,796	(5)%	$13,675	(18)%

Loan performance detail (all loans, including TDRs) ($MM)

One- to Four-Family
Current	$5,329	$5,543	(4)%	$6,277	(15)%
30-89 days delinquent	227	252	(10)%	286	(21)%
90-179 days delinquent	119	114	4%	167	(29)%
Total 30-179 days delinquent	346	366	(5)%	453	(24)%
180+ days delinquent (net of $181M, $232M and $266M in charge- offs for Q212, Q112 and Q211, respectively)	338	413	(18)%	645	(48)%
Total delinquent loans(14)	684	779	(12)%	1,098	(38)%
Gross loans receivable(15)	$6,013	$6,322	(5)%	$7,375	(18)%

Home Equity
Current	$4,543	$4,776	(5)%	$5,579	(19)%
30-89 days delinquent	104	106	(2)%	155	(33)%
90-179 days delinquent	71	80	(11)%	116	(39)%
Total 30-179 days delinquent	175	186	(6)%	271	(35)%
180+ days delinquent (net of $25M, $24M and $22M in charge-offs for Q212, Q112 and Q211, respectively)	43	49	(12)%	51	(16)%
Total delinquent loans(14)	218	235	(7)%	322	(32)%
Gross loans receivable(15)	$4,761	$5,011	(5)%	$5,901	(19)%

Consumer and Other
Current	$957	$1,021	(6)%	$1,254	(24)%
30-89 days delinquent	18	17	6%	20	(10)%
90-179 days delinquent	3	5	(40)%	4	(25)%
Total 30-179 days delinquent	21	22	(5)%	24	(13)%
180+ days delinquent	-	-	N.M.	-	N.M.
Total delinquent loans	21	22	(5)%	24	(13)%
Gross loans receivable(15)	$978	$1,043	(6)%	$1,278	(23)%

Total Loans Receivable
Current	$10,829	$11,340	(5)%	$13,110	(17)%
30-89 days delinquent	349	375	(7)%	461	(24)%
90-179 days delinquent	193	199	(3)%	287	(33)%
Total 30-179 days delinquent	542	574	(6)%	748	(28)%
180+ days delinquent	381	462	(18)%	696	(45)%
Total delinquent loans(14)	923	1,036	(11)%	1,444	(36)%
Total gross loans receivable(15)	$11,752	$12,376	(5)%	$14,554	(19)%

TDR performance detail ($MM)(16)

One- to Four-Family TDRs
Current	$843	$782	8%	$631	34%
30-89 days delinquent	89	91	(2)%	58	53%
90-179 days delinquent	46	38	21%	20	130%
Total 30-179 days delinquent	135	129	5%	78	73%
180+ days delinquent (net of $49M, $52M and $25M in charge-offs for Q212, Q112 and Q211, respectively)	79	83	(5)%	48	65%
Total delinquent TDRs	214	212	1%	126	70%
TDRs	$1,057	$994	6%	$757	40%

Home Equity TDRs
Current	$242	$272	(11)%	$370	(35)%
30-89 days delinquent	20	21	(5)%	48	(58)%
90-179 days delinquent	11	13	(15)%	31	(65)%
Total 30-179 days delinquent	31	34	(9)%	79	(61)%
180+ days delinquent (net of $3M, $3M and $3M in charge-offs for Q212, Q112 and Q211, respectively)	5	5	0%	4	25%
Total delinquent TDRs	36	39	(8)%	83	(57)%
TDRs	$278	$311	(11)%	$453	(39)%

Total TDRs
Current	$1,085	$1,054	3%	$1,001	8%
30-89 days delinquent	109	112	(3)%	106	3%
90-179 days delinquent	57	51	12%	51	12%
Total 30-179 days delinquent	166	163	2%	157	6%
180+ days delinquent	84	88	(5)%	52	62%
Total delinquent TDRs	250	251	0%	209	20%
TDRs	$1,335	$1,305	2%	$1,210	10%

Capital Metrics

E*TRADE Bank
Tier 1 leverage ratio(4)(17)	7.9%	7.3%	0.6%	7.9%	0.0%
Tier 1 risk-based capital ratio(17)	16.7%	15.7%	1.0%	15.0%	1.7%
Total risk-based capital ratio(17)	18.0%	17.0%	1.0%	16.2%	1.8%
Tier 1 common ratio(17)(18)	16.7%	15.7%	1.0%	10.3%	6.4%
E*TRADE Bank excess Tier 1 capital ($MM)(17)	$1,303.8	$1,072.6	22%	$1,232.4	6%
E*TRADE Bank excess Tier 1 risk-based capital ($MM)(17)	$2,263.2	$2,101.7	8%	$2,001.3	13%
E*TRADE Bank excess risk-based capital ($MM)(17)	$1,686.2	$1,513.7	11%	$1,390.0	21%

E*TRADE Financial
Tier 1 leverage ratio(19)	5.7%	5.5%	0.2%	5.4%	0.3%
Tier 1 risk-based capital ratio(19)	12.2%	11.4%	0.8%	10.3%	1.9%
Total risk-based capital ratio(19)	13.4%	12.6%	0.8%	11.6%	1.8%
Tier 1 common ratio(3)	10.2%	9.4%	0.8%	8.4%	1.8%

Activity in Allowance for Loan Losses
	Three Months Ended June 30, 2012
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 3/31/12	$ 239,602	$ 291,015	$ 48,558	$ 579,175
Provision for loan losses	247	65,050	1,964	67,261
Charge-offs, net	(23,915)	(89,182)	(7,583)	(120,680)
Allowance for loan losses, ending 6/30/12	$ 215,934	$ 266,883	$ 42,939	$ 525,756

	Three Months Ended March 31, 2012
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 12/31/11	$ 314,187	$ 463,288	$ 45,341	$ 822,816
Provision for loan losses	15,867	42,977	13,103	71,947
Charge-offs, net	(90,452)	(215,250)	(9,886)	(315,588)
Allowance for loan losses, ending 3/31/12	$ 239,602	$ 291,015	$ 48,558	$ 579,175

	Three Months Ended June 30, 2011
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 3/31/11	$ 353,117	$ 539,171	$ 61,318	$ 953,606
Provision for loan losses	33,067	64,664	5,405	103,136
Charge-offs, net	(59,604)	(110,284)	(8,239)	(178,127)
Allowance for loan losses, ending 6/30/11	$ 326,580	$ 493,551	$ 58,484	$ 878,615

Specific Valuation Allowance Activity
	As of June 30, 2012
	Recorded Investment in TDRs before charge-offs	Charge-offs	Recorded Investment in TDRs	Specific Valuation Allowance	Net Investment in TDRs	Specific Valuation Allowance as a % of TDR Loans	Total Expected Losses(20)
	(Dollars in thousands)
One- to four-family	$1,356,888	$(299,307)	$1,057,581	$(94,474)	$963,107	9%	29%
Home equity	435,484	(158,072)	277,412	(98,293)	179,119	35%	59%
Total	$1,792,372	$(457,379)	$1,334,993	$(192,767)	$1,142,226	14%	36%

	As of March 31, 2012
	Recorded Investment in TDRs before charge-offs	Charge-offs	Recorded Investment in TDRs	Specific Valuation Allowance	Net Investment in TDRs	Specific Valuation Allowance as a % of TDR Loans	Total Expected Losses(20)
	(Dollars in thousands)
One- to four-family	$1,282,541	$(288,639)	$993,902	$(90,122)	$903,780	9%	30%
Home equity	467,721	(156,836)	310,885	(114,522)	196,363	37%	58%
Total	$1,750,262	$(445,475)	$1,304,787	$(204,644)	$1,100,143	16%	37%

	As of June 30, 2011
	Recorded Investment in TDRs before charge-offs	Charge-offs	Recorded Investment in TDRs	Specific Valuation Allowance	Net Investment in TDRs	Specific Valuation Allowance as a % of TDR Loans	Total Expected Losses(20)
	(Dollars in thousands)
One- to four-family	$901,011	$(144,441)	$756,570	$(96,110)	$660,460	13%	27%
Home equity	494,985	(42,117)	452,868	(233,145)	219,723	51%	55%
Total	$1,395,996	$(186,558)	$1,209,438	$(329,255)	$880,183	27%	37%

Average Enterprise Balance Sheet Data
	Three Months Ended
	June 30, 2012
	Average Balance	Operating Interest Inc./Exp.	Average Yield/Cost

Enterprise interest-earning assets:	(In thousands)
Loans(21)	$12,324,567	$124,994	4.06%
Margin receivables	5,633,453	55,418	3.96%
Available-for-sale securities	16,336,062	98,625	2.41%
Held-to-maturity securities	8,108,507	60,245	2.97%
Cash and equivalents	1,115,736	527	0.19%
Segregated cash	741,845	105	0.06%
Securities borrowed and other	509,370	12,687	10.02%
Total enterprise interest-earning assets	$44,769,540	352,601	3.15%
Enterprise interest-bearing liabilities:
Deposits	$28,583,333	6,611	0.09%
Customer payables	5,303,434	2,849	0.22%
Securities sold under agreements to repurchase	4,802,784	40,473	3.33%
FHLB advances and other borrowings	2,733,258	25,404	3.68%
Securities loaned and other	702,216	32	0.02%
Total enterprise interest-bearing liabilities	$42,125,025	75,369	0.71%
Enterprise net interest income/spread(9)		$277,232	2.44%

	Three Months Ended
	March 31, 2012
	Average Balance	Operating Interest Inc./Exp.	Average Yield/Cost

Enterprise interest-earning assets:	(In thousands)
Loans(21)	$12,972,684	$139,501	4.30%
Margin receivables	4,857,266	47,990	3.97%
Available-for-sale securities	16,054,904	105,960	2.64%
Held-to-maturity securities	6,917,621	53,406	3.09%
Cash and equivalents	1,604,562	839	0.21%
Segregated cash	1,830,021	365	0.08%
Securities borrowed and other	653,097	12,664	7.80%
Total enterprise interest-earning assets	$44,890,155	360,725	3.22%
Enterprise interest-bearing liabilities:
Deposits	$27,927,872	8,342	0.12%
Customer payables	5,965,680	2,670	0.18%
Securities sold under agreements to repurchase	4,989,235	40,764	3.23%
FHLB advances and other borrowings	2,732,185	25,422	3.68%
Securities loaned and other	588,505	168	0.12%
Total enterprise interest-bearing liabilities	$42,203,477	77,366	0.73%
Enterprise net interest income/spread(9)		$283,359	2.49%

	Three Months Ended
	June 30, 2011
	Average Balance	Operating Interest Inc./Exp.	Average Yield/Cost

Enterprise interest-earning assets:	(In thousands)
Loans(21)	$15,029,986	$180,974	4.82%
Margin receivables	5,732,452	58,682	4.11%
Available-for-sale securities	15,428,197	107,051	2.78%
Held-to-maturity securities	3,950,330	32,973	3.34%
Cash and equivalents	1,489,236	741	0.20%
Segregated cash	638,631	148	0.09%
Securities borrowed and other	639,190	12,494	7.84%
Total enterprise interest-earning assets	$42,908,022	393,063	3.67%
Enterprise interest-bearing liabilities:
Deposits	$26,091,507	11,715	0.18%
Customer payables	5,489,242	2,139	0.16%
Securities sold under agreements to repurchase	5,369,083	37,981	2.80%
FHLB advances and other borrowings	2,745,229	26,978	3.89%
Securities loaned and other	655,202	385	0.24%
Total enterprise interest-bearing liabilities	$40,350,263	79,198	0.78%
Enterprise net interest income/spread(9)		$313,865	2.89%

Reconciliation from Enterprise Net Interest Income to Net Operating Interest Income
	Three Months Ended
	June 30,	March 31,	June 30,
	2012	2012	2011
	(In thousands)
Enterprise net interest income	$277,232	$283,359	$313,865
Taxable equivalent interest adjustment(22)	(300)	(298)	(292)
Earnings on customer cash held by third parties and other(23)	2,173	1,791	1,848
Net operating interest income	$279,105	$284,852	$315,421

SUPPLEMENTAL INFORMATION

Explanation of Non-GAAP Measures and Certain Metrics

Management believes that tangible book value per share, corporate cash, EBITDA, interest coverage, Bank earnings before taxes and before credit losses, E*TRADE Bank Tier 1 common ratio and E*TRADE Financial ratios are appropriate measures for evaluating the operating and liquidity performance of the Company. Management believes that adjusting GAAP measures by excluding or including certain items is helpful to investors and analysts who may wish to use some or all of this information to analyze the Company’s current performance, prospects and valuation. Management uses non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods.

Tangible Book Value per Share

Tangible book value per share represents shareholders’ equity less goodwill (net of related deferred tax liability) and other intangible assets divided by common stock outstanding. The Company believes that tangible book value per share is a measure of the Company’s capital strength. See endnote (8) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Corporate Cash

Corporate cash represents cash held at the parent company as well as cash held in certain subsidiaries that can distribute cash to the parent company without any regulatory approval. The Company believes that corporate cash is a useful measure of the parent company’s liquidity as it is the primary source of capital above and beyond the capital deployed in regulated subsidiaries. See the Company’s financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

EBITDA

EBITDA represents net income (loss) before taxes, depreciation and amortization and corporate interest expense. Management believes that EBITDA provides a useful additional measure of the Company’s performance by excluding certain non-cash charges and expenses that are not directly related to the performance of the business.

Interest Coverage

Interest coverage represents EBITDA divided by corporate interest expense. Management believes that by excluding the charges and expenses that are excluded from EBITDA, interest coverage provides a useful additional measure of the Company’s ability to continue to meet interest obligations and liquidity needs. See endnote (10) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Bank Earnings Before Taxes and Before Credit Losses

Bank earnings before taxes and before credit losses represents the pre-tax earnings of E*TRADE Bank’s holding company, ETB Holdings, Inc. (“Bank”) before provision for loan losses, gains on loans and securities, net, net impairment and losses on early extinguishment of FHLB advances. This metric shows the amount of earnings that the Bank, after accruing for the interest expense on its trust preferred securities, generates each quarter prior to credit related losses, primarily provision and losses on securities. Management believes this non-GAAP measure is useful to investors and analysts as it is an indicator of the level of credit related losses the Bank can absorb without causing a decline in E*TRADE Bank’s excess risk-based capital. See endnote (11) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

E*TRADE Bank Tier 1 Common Ratio and E*TRADE Financial Ratios

E*TRADE Financial ratios, including Tier 1 leverage, Tier 1 risk-based capital and total risk-based capital ratios, are based on the Federal Reserve regulatory minimum well-capitalized threshold. E*TRADE Bank’s and E*TRADE Financial’s Tier 1 common ratios are defined as the Tier 1 capital less elements of Tier 1 capital that are not in the form of common equity, such as trust preferred securities, divided by total risk-weighted assets. Management believes these ratios are an important measure of E*TRADE Bank’s and the Company’s capital strength. See endnotes (3), (18) and (19) for reconciliations of these non-GAAP measures to the comparable GAAP measures.

It is important to note these metrics and other non-GAAP measures may involve judgment by management and should be considered in addition to, not as a substitute for, or superior to, net income (loss), consolidated statements of cash flows, or other measures of financial performance prepared in accordance with GAAP. For additional information on the adjustments to these non-GAAP measures, please see the Company’s financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) The following table provides a reconciliation for the calculation of the income tax impact related to legal settlements and reserves on diluted EPS (dollars in thousands, except per share amounts):

	Q2 2012
	Amount	Diluted EPS
Reversal of the ARS reserve	$10,190	$0.03
Legal settlements and other reserves	(3,117)	(0.01)
Legal settlements and reserves	7,073	0.02
Income tax benefit related to legal settlements and reserves	(3,310)	(0.01)
Legal settlements and reserves, after tax	$3,763	$0.01

(2) The annualized growth rate for net new brokerage assets is calculated by annualizing net new brokerage assets during the current period divided by the sum of security holdings, customer payables (cash), customer cash balances held by third parties and sweep deposits for the previous period end.

(3) The Tier 1 common ratio at E*TRADE Financial is a Q212 estimate and is a non-GAAP measure. Management believes this ratio is an important measure of the Company's capital strength. The Tier 1 common ratio is calculated as follows (dollars in thousands):

	Q2 2012	Q1 2012	Q2 2011
Shareholders' equity	$5,079,609	$5,035,901	$4,812,345
DEDUCT:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	(343,238)	(345,336)	(383,517)
Goodwill and other intangible assets, net of deferred tax liabilities	1,914,018	1,930,657	1,992,814
Subtotal	3,508,829	3,450,580	3,203,048
DEDUCT:
Disallowed servicing assets and deferred tax assets	1,304,810	1,353,189	1,248,393
Tier 1 common	$2,204,019	$2,097,391	$1,954,655

Total risk-weighted assets	$21,696,165	$22,243,997	$23,154,668

Tier 1 common ratio (Tier 1 common / Total risk-weighted assets)	10.2%	9.4%	8.4%

(4) In Q112, the Company transitioned from reporting under the OTS reporting requirements to reporting under the OCC reporting requirements. The Tier 1 leverage ratio in this release is the OCC Tier 1 leverage ratio for Q212 and Q112 and the OTS Tier 1 capital ratio previously reported for Q211. The OTS Tier 1 capital ratio and OCC Tier 1 leverage ratio are both calculated using total adjusted assets.

(5) Reflects elimination of transactions between Trading and Investing and Balance Sheet Management segments, which includes deposit and intercompany transfer pricing arrangements.

(6) Amounts and percentages may not calculate due to rounding.

(7) Operating margin is the percentage of net revenue that results in income (loss) before other income (expense) and income taxes. The percentage is calculated by dividing income (loss) before other income (expense) and income taxes by total net revenue.

(8) The following tables provide a reconciliation of GAAP book value and book value per share to non-GAAP tangible book value and tangible book value per share (dollars in thousands, except per share amounts):

	Q2 2012	Q1 2012	Q2 2011
Book value	$5,079,609	$5,035,901	$4,812,345
Less: Goodwill and other intangibles, net	(2,207,445)	(2,213,741)	(2,233,112)
Less: Deferred tax liability related to goodwill	293,427	283,084	240,298
Tangible book value	$3,165,591	$3,105,244	$2,819,531

	Q2 2012	Q1 2012	Q2 2011
Book value per share	$17.78	$17.63	$17.20
Less: Goodwill and other intangibles, net per share	(7.73)	(7.75)	(7.98)
Less: Deferred tax liability related to goodwill per share	1.03	0.99	0.86
Tangible book value per share	$11.08	$10.87	$10.08

(9) Enterprise net interest spread is the taxable equivalent rate earned on average enterprise interest-earning assets less the rate paid on average enterprise interest-bearing liabilities, excluding corporate interest-earning assets and liabilities and customer cash held by third parties.

(10) Interest coverage represents the ratio of the Company’s EBITDA to its corporate interest expense. The interest coverage ratio based on the Company’s net income was 0.9, 1.4, and 1.1 for the three months ended June 30, 2012, March 31, 2012, and June 30, 2011, respectively.

(11) Bank earnings before taxes and before credit losses represents the pre-tax earnings of E*TRADE Bank’s holding company, ETB Holdings, Inc. (“Bank”) before provision for loan losses, gains on loans and securities, net, net impairment and losses on early extinguishment of FHLB advances. This metric shows the amount of earnings that the Bank, after accruing for the interest expense on its trust preferred securities, generates each quarter prior to credit related losses, primarily provision and loss on securities. Management believes this non-GAAP measure is useful to investors and analysts as it is an indicator of the level of credit related losses the Bank can absorb without causing a decline in E*TRADE Bank’s excess risk-based capital(a). Below is a reconciliation of Bank earnings before taxes and before credit losses from income before income taxes (dollars in thousands):

	Q2 2012	Q1 2012	Q2 2011
Income before income taxes	$60,540	$65,994	$82,608
Add back:
Non-bank loss before income tax benefit(b)	45,478	47,075	58,578
Provision for loan losses	67,261	71,947	103,136
Gains on loans and securities, net	(24,685)	(34,906)	(31,011)
Net impairment	5,269	3,532	2,884
Bank earnings before taxes and before credit losses	$153,863	$153,642	$216,195

(a) Excess risk-based capital is the excess capital that E*TRADE Bank has compared to the regulatory minimum well-capitalized threshold.

(b) Non-bank loss represents all of the Company’s subsidiaries, including Corporate, but excluding the Bank.

(12) The brokerage account attrition rate is calculated by dividing attriting brokerage accounts, which are gross new brokerage accounts less net new brokerage accounts, by total brokerage accounts at the previous period end. This rate is presented on an annualized basis.

(13) Net new customer assets are total inflows to all new and existing customer accounts less total outflows from all closed and existing customer accounts. The net new banking assets and net new brokerage assets metrics treat asset flows between E*TRADE entities in the same manner as unrelated third party accounts.

(14) Delinquent loans include charge-offs for loans that are in bankruptcy or are 180 days past due which have been written down to their expected recovery value. The following table shows the total amount of charge-offs on loans that are still held by the Company as of the periods presented (dollars in millions):

	Q2 2012	Q1 2012	Q2 2011
One- to four-family	$470	$514	$431
Home equity	277	275	142
Total charge-offs	$747	$789	$573

(15) Includes unpaid principal balances and premiums (discounts).

(16) The TDR loan performance detail is a subset of the Company’s total loan performance.

(17) E*TRADE Bank capital ratios and excess capital amounts are Q212 estimates based on the regulatory minimum well-capitalized threshold. Below is a reconciliation of beginning to ending E*TRADE Bank excess risk-based capital for the quarterly periods presented:

	Q2 2012	Q1 2012	Q2 2011
Beginning E*TRADE Bank excess risk-based capital ($MM)	$1,514	$1,516	$1,255
Bank earnings before taxes and before credit losses	154	154	216
Provision for loan losses	(67)	(72)	(103)
Loan portfolio run-off(a)	55	66	55
Margin decrease (increase)	(52)	(50)	5
Capital upstream(b)	-	-	(34)
Changes in disallowed deferred tax assets	22	(79)	(4)
Other capital changes(c)	60	(21)	-
Ending E*TRADE Bank excess risk-based capital ($MM)	$1,686	$1,514	$1,390

(a) The capital release from loan portfolio run-off includes the decrease in risk-based capital required for the one- to four-family, home equity and consumer loan portfolios.

(b) Represents cash flows to and from the parent company.

(c) Represents the capital impact related to changes in other risk-weighted assets.

(18) The increase in the E*TRADE Bank Tier 1 common ratio from Q211 was due to the conversion of the Company’s $1.05 billion in preferred stock in E*TRADE Bank to common stock in December 2011. As a result of the conversion, the common stock is includable in the Tier 1 common capital for E*TRADE Bank. The Tier 1 common ratio at E*TRADE Bank is a Q212 estimate and is a non-GAAP measure. Management believes this ratio is an important measure of E*TRADE Bank's capital strength. The E*TRADE Bank Tier 1 common ratio is calculated as follows (dollars in thousands):

	Q2 2012	Q1 2012	Q2 2011
E*TRADE Bank shareholder's equity	$5,629,406	$5,562,499	$5,331,880
DEDUCT:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	(351,610)	(350,059)	(384,259)
Goodwill and other intangible assets, net of deferred tax liabilities	1,623,467	1,639,725	1,690,513
Subtotal	4,357,549	4,272,833	4,025,626
DEDUCT:
Disallowed servicing assets and deferred tax assets	825,609	877,652	664,256
Deduction for low-level recourse and residual interests	-	-	18,931
Preferred stock	-	-	1,050,000
E*TRADE Bank Tier 1 common	$3,531,940	$3,395,181	$2,292,439

E*TRADE Bank total risk-weighted assets	$21,144,847	$21,557,377	$22,351,661

E*TRADE Bank tier 1 common ratio (Tier 1 common / Total risk-weighted assets)	16.7%	15.7%	10.3%

(19) The Tier 1 leverage, Tier 1 risk-based capital and total risk-based capital ratios at E*TRADE Financial are Q212 estimates based on the Federal Reserve regulatory minimum well-capitalized requirements. E*TRADE Financial is not currently subject to capital requirements; however, the implementation of holding company capital requirements are expected to become effective within the next three years as a result of the Dodd-Frank Act. Management believes this ratio is an important measure of the Company's capital strength and has begun to track this ratio internally, using the current capital guidelines that apply to bank holding companies. The Tier 1 leverage, Tier 1 risk-based capital and total risk-based capital ratios are calculated as follows (dollars in thousands):

	Q2 2012	Q1 2012	Q2 2011
Shareholders' equity	$ 5,079,609	$ 5,035,901	$ 4,812,345
DEDUCT:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	(343,238)	(345,336)	(383,517)
Goodwill and other intangible assets, net of deferred tax liabilities	1,914,018	1,930,657	1,992,814
ADD:
Qualifying restricted core capital elements (TRUPs)	433,000	433,000	433,000
Subtotal	3,941,829	3,883,580	3,636,048
DEDUCT:
Disallowed servicing assets and deferred tax assets	1,304,810	1,353,189	1,248,393
Tier 1 capital	2,637,019	2,530,391	2,387,655
ADD:
Allowable allowance for loan losses	275,254	282,464	296,707
Total capital	$ 2,912,273	$ 2,812,855	$ 2,684,362

Total average assets	$ 49,374,635	$ 49,331,407	$ 47,198,483
DEDUCT:
Goodwill and other intangible assets, net of deferred tax liabilities	1,914,018	1,930,657	1,992,814
Subtotal	47,460,617	47,400,750	45,205,669
DEDUCT:
Disallowed servicing assets and deferred tax assets	1,304,810	1,353,189	1,248,393
Average total assets for leverage capital purposes	$ 46,155,807	$ 46,047,561	$ 43,957,276

Total risk-weighted assets(a)	$ 21,696,165	$ 22,243,997	$ 23,154,668

Tier 1 leverage ratio (Tier 1 capital / Average total assets for leverage capital purposes)	5.7%	5.5%	5.4%
Tier 1 capital / Total risk-weighted assets	12.2%	11.4%	10.3%
Total capital / Total risk-weighted assets	13.4%	12.6%	11.6%

(a) Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(20) The total expected losses on TDRs includes both the previously recorded charge-offs and the specific valuation allowance.

(21) Excludes loans to customers on margin.

(22) Gross-up for tax-exempt securities.

(23) Includes interest earned on average customer assets of $3.6 billion, $4.0 billion, and $3.7 billion for the quarters ended June 30, 2012, March 31, 2012, and June 30, 2011, respectively, held by parties outside E*TRADE Financial, including third party money market funds and sweep deposit accounts at unaffiliated financial institutions.

CONTACT:
E*TRADE Financial Media Relations
646-521-4418
corpcomm@etrade.com
or
E*TRADE Financial Investor Relations
Brett Goodman, 646-521-4406
brett.goodman@etrade.com